UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                          --------------------------


                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) : September 6, 1996


                           BATTERIES BATTERIES, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                    0-27994                 13-383-5420
          --------                    -------                 -----------
(State or other jurisdiction      (Commission File           (IRS Employer
      of incorporation)               Number)              Identification No.)


200 Madison Avenue     New York, New York                        10016
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code (212) 953-0100








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Item 5. Other Events.

     The Company, on September 12, 1996, entered into an agreement dated as of September 6, 1996 with Mr. Donald L. Luke pursuant to which he resigned as Chief Executive Officer and a Director of the Company and from all positions with its subsidiaries. The agreement provides for Mr. Luke's engagement as a part-time consultant to the Company through August 31, 1997 at a rate of $500 per month. Pursuant to the agreement, Mr. Luke was paid $104,000 and his employment agreement, which was to extend until June 5, 1997 and provided for a salary of $165,000 per annum plus bonus, was terminated.

     The Company also agreed to purchase or find a purchaser to acquire from Mr. Luke in January 1997, 20,000 shares of his Common Stock at a price per share of $5.00 or, if greater, 80% of its market value. The agreement also provides for the amendment of his option to purchase 80,000 shares at $5.00 per share to allow the purchase of all the shares at any time through the end of the consulting period.

     Warren H. Haber, Chairman of the Board of Directors, has been appointed acting Chief Executive Officer.

Item 7. Financial Statements and Exhibits.

     10(m) - Agreement dated as of September 6, 1996 between Batteries Batteries, Inc. and Donald L. Luke.

                             SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 1996

                           BATTERIES BATTERIES, INC.
                           ----------------------------
                                 (Registrant)



                                    By:   /s/ John L. Teeger
                                          -------------------------
                                    Name:     John L. Teeger
                                    Title:    Vice President